Exhibit 3.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

March 30, 2016

Stantec Inc.

10160-112 Street

Suite # 200

Edmonton, Alberta

T5K 2L6

Attention:	Dan Lefaivre
Executive Vice President and Chief Financial Officer

Dear Mr. Lefaivre:

The undersigned, CIBC World Markets Inc. (“CIBC”) and RBC Dominion Securities Inc. (“RBC” and together with CIBC, the “Lead Underwriters”), and BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc., Raymond James Ltd., HSBC Securities (Canada) Inc., AltaCorp Capital Inc., Desjardins Securities Inc., Scotia Capital Inc., Wells Fargo Securities Canada, Ltd., Canaccord Genuity Corp., D.A. Davidson & Co., Dundee Securities Ltd., KeyBanc Capital Markets Inc. and Laurentian Bank Securities Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) understand that Stantec Inc. (the “Corporation”) proposes to create, issue and sell to the Underwriters 17,360,000 Subscription Receipts (as defined herein) of the Corporation (the “Purchased Receipts”) at a price of $30.25 per Purchased Receipt (the “Offering Price”). The Underwriters further understand that the Corporation intends to use the net proceeds from the sale of the Purchased Receipts to partially fund the purchase price of the Acquisition (as defined herein).

Based upon the foregoing and subject to the terms, conditions, covenants, representations and agreements contained herein, the Underwriters hereby severally (and not jointly, nor jointly and severally), agree to purchase from the Corporation the Purchased Receipts at the Closing Time (as defined herein) in the respective percentages set forth in Section 23, and the Corporation hereby agrees to issue and sell to the Underwriters at the Closing Time all, but not less than all, of the Purchased Receipts at the Offering Price for an aggregate purchase price of $525,140,000.

The Corporation hereby grants to the Underwriters the option (the “Over-Allotment Option”) to purchase from the Corporation, at the Underwriters’ sole discretion, exercisable in whole or in part at any time and from time to time, not later than the earlier of (i) the 30th day following the Closing Date and (ii) the occurrence of a Termination Event (as defined herein), up to 2,604,000 additional Subscription Receipts (the “Over-Allotment Receipts” and, collectively with the Purchased Receipts, the “Offered Receipts”) on the same basis and at the same price as the purchase of the Purchased Receipts for the purpose of covering over-allotments, if any, and for market stabilization purposes. In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms, conditions, covenants, representations and agreements contained herein, the Underwriters hereby severally (and not jointly, nor jointly and severally), agree to purchase from the Corporation the number of Over-Allotment Receipts as to which the Over- Allotment Option shall have been exercised in the respective percentages set forth in Section 23 hereof, and the Corporation hereby agrees to issue and sell to the Underwriters such number of Over-Allotment Receipts at the Offering Price. If the Over-Allotment Option is exercised, in whole or in part, following the satisfaction of the Escrow Release Condition (as defined herein), an equal number of Common Shares (as defined herein) (the “Over-Allotment Common Shares”) will be issued at the Offering Price per Over-Allotment Common Share in lieu of Over-Allotment Receipts.

Each Offered Receipt will, in accordance with the specific terms and conditions of the Subscription Receipt Agreement (as defined herein), entitle the holder either:

(a)	if the Escrow Release Condition is satisfied on or before the Escrow Release Deadline (as defined herein), to receive one fully-paid and non-assessable Common Share per Offered Receipt held without payment of any additional consideration or further action, together with the Subscription Receipt Adjustment Payment (as defined herein), if any; or

(b)	if: (i) the Escrow Release Condition is not satisfied on or before the Escrow Release Deadline, (ii) the Acquisition Agreement is terminated in accordance with its terms at an earlier time, or (iii) the Corporation advises the Subscription Receipt Agent (as defined herein) and the Lead Underwriters, or announces to the public that it does not intend to proceed with the Acquisition at an earlier time (in each case a “Termination Event”), to receive an amount per Offered Receipt equal to the full purchase price thereof plus a pro rata share of interest earned on the Escrowed Funds (as defined herein), calculated from the Closing Date to but not including the date of the Termination Event.

Without affecting the obligation of the Underwriters to purchase the Purchased Receipts and, as applicable, the Over-Allotment Receipts or Over-Allotment Common Shares at the Offering Price, after the Underwriters have made a reasonable effort to sell the Offered Receipts at the Offering Price specified herein, the offering price to the public may be decreased and further changed from time to time to an amount not greater than the Offering Price specified herein. Any such reduction shall not affect the proceeds to be received by the Corporation.

The Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus in both the English and French languages with each of the Canadian Securities Commissions (as hereinafter defined) relating to the Distribution (as defined herein) of the Offered Receipts (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Dual Prospectus Receipt (as hereinafter defined) therefor. In addition, the Corporation has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-210450) registering the Distribution of the Offered Receipts under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and the rules and regulations of the SEC thereunder, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).

The Corporation shall as soon as practicable after the execution of this Agreement and in any event not later than 2:00 p.m. (Edmonton time) on March 30, 2016 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus in both the English and French languages (such short form prospectus, including the Documents Incorporated by Reference, the “Amended and Restated Canadian Preliminary Prospectus”) and all other required documents, and as soon as practicable thereafter shall obtain a Dual Prospectus Receipt therefor. The Corporation shall also, immediately after the filing of the Amended and Restated Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Amended and Restated Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).

The Corporation shall settle all comments with the Canadian Securities Commissions in respect of the Amended and Restated Canadian Preliminary Prospectus forthwith after obtaining a Dual Prospectus Receipt therefor. The Corporation shall prepare and file forthwith after clearance for the Offering has been obtained from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any comments with respect to the Amended and Restated Canadian Preliminary Prospectus have been received from, and have been resolved with, the Canadian Securities Commissions, and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions a (final) short form prospectus in both the English and French languages (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any Document Incorporated by Reference therein that has not previously been filed, in order to qualify the Offered Receipts for Distribution to the public in each of the provinces of Canada (the “Qualifying Jurisdictions”) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Dual Prospectus Receipt therefor no later than April 6, 2016. The Corporation shall also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”) and cause the Amendment No. 2 to the Registration Statement to become effective under the U.S. Securities Act unless it becomes effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).

The Corporation has also prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

The Corporation and the Underwriters agree that (i) any offers or sales of the Offered Receipts in Canada will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered in compliance with applicable Canadian Securities Laws; and (ii) any offers or sales of the Offered Receipts in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined) and the requirements of FINRA.

TERMS AND CONDITIONS

Section 1        Interpretation

(1)	Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Acquisition” means the acquisition by the Corporation of all of the issued and outstanding shares of MWH in all material respects in accordance with the terms of the Acquisition Agreement, without material amendment or waiver adverse to the Corporation, unless the consent of the Lead Underwriters is given to such amendment or waiver;

“Acquisition Agreement” means the merger agreement dated March 29, 2016 among the Corporation, Mustang Acquisition, Inc., a wholly-owned subsidiary of the Corporation and MWH relating to the Acquisition, as same may be amended from time to time in accordance with the terms thereof and the terms of this Agreement;

“Additional Closing Date” and “Additional Closing Time” have the meanings ascribed thereto respectively in Section 16(2);

“Additional Listing Conditions” has the meaning given to it in Section 6(4)(a);

“affiliate” has the meaning given to it in the Canada Business Corporations Act;

“Agreement” means the underwriting agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters in this letter, including all schedules thereto, as it may be amended from time to time;

“Amended and Restated Canadian Preliminary Prospectus” has the meaning given to it in the seventh paragraph of this Agreement;

“Amendment No. 1 to the Registration Statement” has the meaning given to it in the seventh paragraph of this Agreement;

“Amendment No. 2 to the Registration Statement” has the meaning given to it in the eighth paragraph of this Agreement;

“Anti-Money Laundering Laws” has the meaning given to it Section 8(31);

“Applicable Laws” means, in relation to any Person or Persons, the Applicable Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document, of any Governmental Authority that are applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in Alberta and New York;

“Canadian Final Prospectus” has the meaning given to it in the eighth paragraph of this Agreement;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, including the Documents Incorporated by Reference and any Marketing Documents;

“Canadian Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus and, subsequent to the filing of the Amended and Restated Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Initial Canadian Preliminary Prospectus, as amended by the Amended and Restated Canadian Preliminary Prospectus;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“CDS” means the CDS Clearing and Depository Services Inc.;

“Claim” means losses (other than losses of profit), expenses, claims, actions, damages, liabilities, joint or solidary, including the aggregate amount paid in reasonable settlement of any actions in accordance with this Agreement, suits, proceedings, investigations or claims and the reasonable fees and expenses of counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party and the Indemnified Party enforcing its rights of indemnification or contribution under this Agreement;

“Closing Date” and “Closing Time” have the meanings given to them in Section 16(1);

“Commission” means the Alberta Securities Commission;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning given to it in NI 41-101;

“Corporation” means Stantec Inc.;

“Defaulting Underwriter” has the meaning given to it in Section 23(2);

“Disclosure Record” means the Corporation’s prospectuses, registration statements, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Corporation under Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Corporation;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined in the Applicable Securities Laws;

“Documents Incorporated by Reference” means all interim and annual financial statements, management’s discussion and analysis, business acquisition reports, management information circulars, annual information forms, material change reports, Marketing Documents and other documents that are or are required by Applicable Securities Laws to be incorporated by reference into the Offering Documents or are deemed to be incorporated by reference into the Offering Documents, as applicable;

“Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Canadian Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system;

“Effective Time” means the time the Registration Statement is declared or becomes effective;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus;

“Environmental Laws” means all laws relating to the environment or its protection, including Applicable Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, release and disposal of Hazardous Substances;

“Escrow Release Condition” means all conditions precedent to the completion of the Acquisition pursuant to the Acquisition Agreement (other than the delivery of the purchase price for the Acquisition) have been satisfied or waived, and the Corporation has delivered to the Lead Underwriters, on their own behalf and on behalf of the Underwriters, and the Subscription Receipt Agent, a certificate, in accordance with the terms of the Subscription Receipt Agreement, confirming such satisfaction or waiver;

“Escrow Release Deadline” means 5:00 p.m. (Edmonton time) on August 30, 2016;

“Escrowed Funds” means the gross proceeds from the sale of the Subscription Receipts, less 50% of the Underwriters’ Fee that will be paid to the Underwriters out of the gross proceeds from the sale of the Purchased Receipts on the Closing Date and, if applicable, from the sale of the Over-Allotment Receipts on the Additional Closing Date;

“E.S.T.” means Eastern Standard Time;

“Evaluation Date” has the meaning given to it in Section 8(48);

“Existing Credit Agreement” means the existing $350 million senior secured revolving credit facility of Stantec which shall be repaid by Stantec as further described in the Offering Documents;

“Financial Information” means (i) the Financial Statements, (ii) Management’s Discussion and Analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2015 and (iii) the sections of the Canadian Preliminary Prospectus and the Canadian Final Prospectus titled “Non-IFRS Measures”, “Consolidated Capitalization” and “Stantec Following the Acquisition”;

“Financial Statements” means (i) the Audited Consolidated Financial Statements of the Corporation as at December 31, 2015 and December 31, 2014 and for the years then ended, together with the notes thereto and the auditors’ report thereon;

“FINRA” has the meaning given to it in the eighth paragraph of this Agreement;

“Form F-X” has the meaning given to it in the ninth paragraph of this Agreement;

“Governmental Authority” means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“GST” has the meaning given to it in Section 3(3);

“Hazardous Substances” has the meaning given to it in Section 8(37);

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board and since January 1, 2011 are the generally accepted accounting principles as set by the Canadian Institute of Chartered Professional Accountants;

“Indemnified Party” has the meaning given to it in Section 10(1);

“Indemnifying Party” has the meaning given to it in Section 10(2);

“Initial Canadian Preliminary Prospectus” has the meaning given to it in the sixth paragraph of this Agreement;

“Initial Registration Statement” has the meaning given to it in the sixth paragraph of this Agreement;

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Offered Receipts that (i) is required to be filed with the SEC by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the U.S. Securities Act whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the U.S. Securities Act because it contains a description of the Offered Receipts or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the U.S. Securities Act;

“ITA” means the Income Tax Act (Canada), as amended;

“Lead Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Lien” means any mortgage, charge, pledge, hypothec, prior claim, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“Marketing Documents” means the marketing materials approved in accordance with Section 4(3);

“marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means any effect that (a) is or would reasonably be expected to be materially adverse to the results of operations, financial condition, assets, properties, capital, prospects, liabilities (contingent or otherwise), obligations, cash flow, income, affairs or business operations of the Corporation and its Subsidiaries or their business, on a consolidated basis and as a going concern, or of MWH, the Corporation and their Subsidiaries or their business, on a consolidated basis and as a going concern; or (b) results or would reasonably be expected to result in the Offering Documents or any of them containing a misrepresentation;

“material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Subsidiaries” means, collectively, 3221969 Nova Scotia Company, 9073-4195 Québec Inc., Azimut Services (Central) Inc., International Insurance Group Inc., Stantec Aircraft Holdings Ltd., Stantec Architecture Inc., Stantec Architecture Ltd., Stantec Consulting Caribbean Ltd., Stantec Consulting International LLC, Stantec Consulting International Ltd., Stantec Consulting Ltd./Stantec Experts-conseils ltée, Stantec Consulting Michigan Inc., Stantec Consulting Services Inc., Stantec Delaware II LLC, Stantec Engineering (Puerto Rico) P.S.C., Stantec Geomatics Ltd., Stantec Holdings (Delaware) III Inc., Stantec Holdings II Ltd., Stantec International Inc., Stantec Limited, Stantec Planning and Landscape Architecture P.C., Stantec Planning and Landscape Architecture P.C. and Stantec Technology International Inc. and “Material Subsidiary” means any one of them;

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“MWH” means MWH Global, Inc.;

“New Credit Agreement” means the credit agreement to be entered into prior to the Escrow Release Deadline among the Corporation and the Canadian Imperial Bank of Commerce and a syndicate of Canadian chartered banks with respect to the New Credit Facilities;

“New Credit Facilities” means the New Revolving Credit Facility and the New Term Credit Facility, collectively;

“New Revolving Credit Facility” means the new $800 million senior secured revolving credit facility to be entered into by Stantec as described in the Offering Documents;

“New Term Credit Facility” means the new senior secured non-revolving multi-tranche term credit facility to be entered into by Stantec as described in the Offering Documents;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE” means the New York Stock Exchange;

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury;

“Offered Receipts” has the meaning given to it in the third paragraph of this Agreement;

“Offering” means the sale of Offered Receipts pursuant to this Agreement;

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Offering Price” has the meaning given to it in the first paragraph of this Agreement;

“Other Financial Information” means the non-IFRS financial information (including, without limitation, current ratio, return on equity, EBITDA, EBITDAR, debt to EBITDA ratio, net debt to EBITDA, EBITDAR to debt service ratio, backlog, adjusted EBITDA, EBITDA as a percentage of net revenue, adjusted earnings per share, net debt and net revenues) contained in the Offering Documents;

“Over-Allotment Option” has the meaning given to it in the third paragraph of this Agreement;

“Over-Allotment Common Shares” has the meaning given to it in the third paragraph of this Agreement;

“Over-Allotment Receipts” has the meaning given to it in the third paragraph of this Agreement;

“Permits” has the meaning given to it in Section 8(2);

“Permitted Liens” has the meaning ascribed thereto in the Existing Credit Agreement or the New Credit Agreement, as applicable;

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or any other entity however designated or constituted;

“President’s List” has the meaning given to it in Section 3(4);

“President’s List Receipt” has the meaning given to it in Section 3(4);

“Pro Forma Financial Information” means the pro forma consolidated financial information included in the Canadian Preliminary Prospectus and the Canadian Final Prospectus under the headings “Consolidated Capitalization”, “Selected Pro Forma Consolidated Information” and “Stantec Following the Acquisition”;

“Pro Forma Financial Statements” means the pro forma financial statements of the Corporation included in the Canadian Preliminary Prospectus and the Canadian Final Prospectus, including the notes with respect thereto;

“Purchased Receipts” has the meaning given to it in the first paragraph of this Agreement;

“Purchasers” means, collectively, each of the purchasers of the Offered Receipts arranged by the Underwriters pursuant to the Offering;

“Qualifying Jurisdictions” has the meaning given to it in the eighth paragraph of this Agreement;

“Registration Statement” has the meaning given to it in the eighth paragraph of this Agreement;

“Remedial Order” has the meaning given to it in Section 8(5);

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including, but not limited those administered by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom;

“SEC” has the meaning given to it in the sixth paragraph of this Agreement;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 2(1);

“SOX” has the meaning given to it in Section 8(48);

“standard term sheet” has the meaning ascribed to such term in NI 41-101;

“Stantec Entities” means, collectively, the Corporation and each of its Material Subsidiaries, and each is referred to as a “Stantec Entity”;

“Subscription Receipt Agreement” means the agreement to be dated the Closing Date and made among the Corporation, the Lead Underwriters and the Subscription Receipt Agent governing the terms and conditions of the Subscription Receipts;

“Subscription Receipt Agent” means Computershare Trust Company of Canada, in its capacity as subscription receipt agent pursuant to the Subscription Receipt Agreement;

“Subscription Receipt Adjustment Payment” means a payment representing an amount per Offered Receipt equal to the amount per Common Share of any cash dividends declared by the Corporation for which record dates have occurred during the period from and including the Closing Date to and including the date immediately preceding the date Common Shares are issued or deemed to be issued pursuant to the Subscription Receipt Agreement;

“Subscription Receipts” means the subscription receipts having the rights and entitlements set forth in this Agreement and otherwise being as provided in the Subscription Receipt Agreement;

“Subsidiary” has the meaning ascribed thereto in the Applicable Securities Laws of the Province of Alberta and includes the Material Subsidiaries, and “Subsidiaries” means all of them;

“Supplementary Material” means, collectively, any amendment to the Offering Documents and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under Applicable Securities Laws relating to the Offering and/or the Distribution of the Offered Receipts;

“Target Financial Information” means the combined financial information with respect to MWH included in the Canadian Preliminary Prospectus and the Canadian Final Prospectus under the headings “Description of the Acquired Business” and “Stantec Following the Acquisition”;

“Target Financial Statements” means, collectively, the audited financial statements of MWH as at and for the years ended December 31, 2015, December 31, 2014 and December 31, 2013 together with the notes thereto and the auditor’s report thereon;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Termination Event” has the meaning given to it in the fourth paragraph of this Agreement;

“TMX Group” has the meaning given to it in Section 27;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to it in the first paragraph of this Agreement;

“Underwriters’ Fee” has the meaning given to it in Section 3(1);

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the Documents Incorporated by Reference;

“U.S. GAAP” means United States generally accepted accounting principles, consistently applied;

“U.S. Offering Documents” means the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and any U.S. Amended Prospectus;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference therein;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the Distribution of the Offered Receipts;

“U.S. Securities Act” has the meaning given to it in the sixth paragraph of this Agreement;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder; and

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(2)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Canadian Preliminary Prospectus.

(3)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(4)	All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(5)	References in this Agreement to the “knowledge of the Corporation” means the actual knowledge of any of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Operating Officer, the Executive Vice President and Chief Business Officer and Senior Vice President and the General Counsel, and shall include the knowledge such individual should have after making inquiries with the members of senior management of the Corporation and of the heads of the relevant head office functions of the Corporation who are reasonably expected to have specific knowledge with respect to a given representation and warranty and all representations and warranties in this Agreement that refer to MWH or the financial or other information relating to MWH are made to the knowledge of the Corporation.

(6)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(7)	The following are the schedules to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein.

Schedule “A” – Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

Schedule “B” – Form of Opinion to be Provided by the Corporation’s U.S. Counsel

Schedule “C” – Form of Lock-Up Agreement

Section 2         Distribution and Attributes of the Offered Receipts

(1)	Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and each such Underwriter may determine, and shall be solely responsible for, the remuneration payable to such Selling Firm. The Underwriters may offer the Offered Receipts, directly and through Selling Firms or any affiliate of an Underwriter, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions (subject to Section 7 hereof) to purchasers permitted to purchase the Offered Receipts only in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction, and upon the terms and conditions set forth in the Offering Documents and in this Agreement. Each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing and such Underwriter shall be severally responsible for the compliance by such Selling Firm with the provisions of this Agreement.

(2)	For purposes of this Section 2, the Underwriters shall be entitled to assume that the Offered Receipts are qualified for Distribution in any Qualifying Jurisdiction where a Dual Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(3)	The Lead Underwriters shall promptly notify the Corporation when, in their opinion, the Distribution of the Offered Receipts has ceased and will provide to the Corporation, as soon as practicable thereafter, a breakdown of the number of Offered Receipts distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Commissions and, if applicable, in the United States.

(4)	The Underwriters shall not, in connection with the services provided hereunder, make any representations or warranties with respect to the Corporation or its securities, other than as set forth in the Offering Documents or in any Issuer Free Writing Prospectus.

(5)	Notwithstanding the foregoing provisions of this Section 2, no Underwriter will be liable to the Corporation under this Section 2 with respect to a default by another Underwriter or another Underwriter’s duly registered broker-dealer affiliate in the United States or any Selling Firm appointed by another Underwriter, as the case may be.

(6)	The Underwriters acknowledge that the Corporation is not taking any steps to qualify the Offered Receipts for Distribution or register the Offered Receipts or the Distribution thereof with any securities authority outside of the Offering Jurisdictions.

(7)	The Offered Receipts to be issued and sold under this Agreement by the Corporation and the Common Shares issuable upon conversion of the Offered Receipts will be duly and validly created and issued by the Corporation and when issued and sold by the Corporation, those securities will have the attributes set out in the Offering Documents and in the Subscription Receipt Agreement, subject to those modifications or changes (if any) prior to the Closing Date as may be agreed to in writing by the Corporation and the Underwriters.

(8)	D.A. Davidson & Co. (“D.A. Davidson”) and KeyBanc Capital Markets Inc. (“KeyBanc”) hereby covenant and agree with the Corporation that:

(a)	they will not, directly or indirectly, sell or offer to sell, nor allow any agent or selling group member acting on behalf of D.A. Davidson or KeyBanc in connection with the Offering to sell or offer to sell, any of the Offered Receipts to any Person resident in Canada;

(b)	no advertisement or solicitation in furtherance of the Distribution of the Offered Receipts has been or will be undertaken in Canada by D.A. Davidson or KeyBanc;

(c)	concurrent with the closing of the Offering, D.A. Davidson and KeyBanc will deliver to the Corporation and the Lead Underwriters, on behalf of the other Underwriters, an “all-sold” certificate confirming that neither D.A. Davidson or KeyBanc nor any of the agents or selling group members acting on D.A. Davidson’s or KeyBanc’s behalf in connection with the Offering, has offered or sold any of the Offered Receipts to any Person resident in Canada; and

(d)	D.A. Davidson and KeyBanc shall include a statement in the confirmation slip or other notice provided to the Purchaser of the Offered Receipts sold by each of them that it is such Underwriter’s understanding that the Purchaser is not a resident of Canada nor is the Purchaser holding such Offered Receipts on behalf of or for the benefit of a Person resident in Canada.

Section 3        Underwriters’ Fee

(1)	In consideration of the agreement of the Underwriters to purchase the Offered Receipts and to offer them to the public pursuant to the Offering Documents and other good and valuable consideration, the Corporation agrees to pay to the Underwriters a fee (the “Underwriters’ Fee”) comprised of the following, subject to Section 3(2), Section 3(3) and Section 3(4).

(a)	a fee of $1.21 per Purchased Receipt (representing 4.0% of the Offering Price), 50% of which shall be payable at the Closing Time, with the remaining 50% payable upon release of the Escrowed Funds;

(b)	a fee of $1.21 per Over-Allotment Receipt (representing 4.0% of the Offering Price), 50% of which shall be payable at the Additional Closing Time, with the remaining 50% payable upon release of the Escrowed Funds; and

(c)	if the Over-Allotment Option is exercised following the satisfaction of the Escrow Release Condition, a fee of $1.21 per Over-Allotment Common Share (representing 4.0% of the Offering Price), 100% of which shall be payable at the Additional Closing Time.

(2)	If a Termination Event occurs following the Closing Date, the Underwriters’ Fee will be limited to 50% thereof (being an amount of $0.605 per Purchased Receipt or Over-Allotment Receipt, as applicable).

(3)	The Underwriters’ Fee payable at the Closing Time or the Additional Closing Time pursuant to Section 3(1) will be deducted from the aggregate gross proceeds of the Offering and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that any Governmental Authority determines that GST is exigible on the Underwriters’ Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Underwriters.

(4)	The Underwriters agree that up to $5,000,000 of Purchased Receipts (each a “President’s List Receipt”) may be sold to current executives, directors and employees of the Corporation and MWH, and their families (the “President’s List”). The Corporation agrees to pay to the Underwriters a fee of $0.605 per President’s List Receipt (representing 2.0% of the Offering Price), 50% of which shall be payable at the Closing Time, with the remaining 50% payable upon release of the Escrowed Funds.

Section 4         Preparation of Prospectus; Marketing Materials; Due Diligence

(1)	During the period of the Distribution of the Offered Receipts, the Corporation shall co-operate in all respects with the Underwriters to allow and assist the Underwriters to participate fully in the preparation of, and allow the Underwriters to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require, including using commercially reasonable efforts to cause MWH to provide all required diligence materials, in order to permit the Underwriters to fulfill their respective obligations under Applicable Securities Laws as underwriters and, in the case of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters.

(2)	The Corporation shall make available its senior management and use its commercially reasonable efforts to make available the Corporation’s auditors and legal counsel and MWH’s management and auditors (subject to each Underwriter complying with any reasonable conditions that such auditors may impose) to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing Time, or Additional Closing Time, as applicable.

(3)	Without limiting the generality of clause (1) above, during the Distribution of the Offered Receipts:

(a)	subject to Section 8(52), the Corporation shall prepare, in consultation with the Lead Underwriters, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers, in both the English and French languages, and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

(b)	the Lead Underwriters shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time that such marketing materials are provided to potential Purchasers;

(c)	the Corporation shall file a template version of any such marketing materials, in both the English and French languages, on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Corporation and the Lead Underwriters and in any event on or before the day the marketing materials are first provided to any potential Purchaser, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Commission), and the Corporation shall provide a copy of such filed template version to the Underwriters as soon as practicable following such filing. The Corporation shall comply with Applicable Securities Laws and other applicable laws in connection with the filing of the French language version of any such marketing materials, and a copy thereof shall be delivered to the Underwriters as soon as practicable following such filing; and

(d)	following the approvals and filings set forth in Sections 4(3)(a) to (c) above, the Underwriters may provide a limited use version of such marketing materials to potential Purchasers in accordance with Applicable Securities Laws.

(4)	The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential Purchaser with any marketing materials except for marketing materials which have been approved as contemplated in Section 4(3).

Section 5         Material Changes

(1)	During the period from the date of this Agreement to the completion of the Distribution of the Offered Receipts, the Corporation covenants and agrees with the Underwriters that it shall promptly notify the Underwriters in writing of:

(a)	any material change (actual, anticipated, contemplated or threatened) in or relating to the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation and its Subsidiaries taken as a whole or, to the knowledge of the Corporation, of MWH and the Corporation and their respective Subsidiaries on a consolidated basis;

(b)	any material fact which has arisen or been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had the fact arisen or been discovered on or prior to the date of such document;

(c)	any change in any material fact (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the Applicable Laws of any Qualifying Jurisdiction in which the Offered Receipts are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation; or

(d)	the occurrence of any event as a result of which (i) the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, the Amendment No. 2 to the Registration Statement, the Registration Statement or any U.S. Registration Statement Amendment, in each case as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

(2)	The Underwriters agree, and will require each Selling Firm to agree, to cease the Distribution of the Offered Receipts upon the Underwriter receiving written notification of any change or material fact with respect to any Offering Document contemplated by this Section 5 and to not recommence the Distribution of the Offered Receipts until Supplementary Materials disclosing such change are filed in the Offering Jurisdictions.

(3)	The Corporation shall promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any Supplemental Material or other document without first providing the Underwriters with a copy of such Supplemental Material or other document and consulting with the Underwriters with respect to the form and content thereof.

(4)	If during the Distribution of the Offered Receipts there is any change in any Applicable Securities Laws, which results in a requirement to file a Canadian Prospectus Amendment or U.S. Registration Statement Amendment, the Corporation shall subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as possible.

(5)	The Corporation shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 5.

Section 6         Deliveries to the Underwriters

(1)	The Corporation shall deliver or cause to be delivered to the Underwriters, forthwith:

(a)	copies of the Initial Canadian Preliminary Prospectus, the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Marketing Documents (in the English language and the French language) duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)	copies of the Initial Registration Statement, the Amendment No. 1 to the Registration Statement and the Amendment No. 2 to the Registration Statement, in each case signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to any such registration statement;

(c)	copies of any Canadian Prospectus Amendment required to be filed under Section 5 hereof (in the English language and the French language) duly signed as required by the laws of all of the Qualifying Jurisdictions; and

(d)	any U.S. Registration Statement Amendment required to be filed under Section 5 hereof, signed as required by the U.S. Securities Act and the rules and regulations of the SEC thereunder and any documents included as exhibits to the U.S. Registration Statement Amendment;

provided, that with respect to (i) clauses (a) and (c) of this Section 6(1) if the documents are available on SEDAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 6(1); and (ii) clauses (b) and (d) of this Section 6(1), if the documents are available on EDGAR, they shall be deemed to have been delivered to the Underwriters as required by this Section 6(1).

(2)	The Corporation shall forthwith cause to be delivered to the Underwriters in such cities in the Offering Jurisdictions as they may reasonably request, without charge, such numbers of commercial copies of the Amended and Restated Canadian Preliminary Prospectus, Canadian Final Prospectus and any Marketing Documents (in the English language and the French language) and the U.S. Preliminary Prospectus and U.S. Final Prospectus, excluding in each case the Documents Incorporated by Reference, as the Underwriters shall reasonably require. The Corporation shall similarly cause to be delivered to the Underwriters commercial copies of any Canadian Prospectus Amendment (in the English language and the French language) or U.S. Amended Prospectus, excluding in each case the Documents Incorporated by Reference. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, (i) in Toronto and New York not later than 12:00 noon E.S.T. on March 31, 2016, and in all other cities by 12:00 noon local time, on the next Business Day, with respect to the Amended and Restated Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and (ii) in Toronto and New York with respect to the Canadian Final Prospectus, the U.S. Final Prospectus, any Marketing Documents, any Canadian Prospectus Amendment and any U.S. Amended Prospectus by 12:00 noon E.S.T. on the Business Day following the delivery by the Commission of the Dual Prospectus Receipt for the Canadian Final Prospectus or Canadian Prospectus Amendment, as the case may be, and in all other cities by 12:00 noon local time, on the next Business Day, provided that the Underwriters have given the Corporation written instructions as to the number of copies required and the places to which such copies are to be delivered not less than 24 hours prior to the time requested for delivery. Such delivery shall also confirm that the Corporation consents to the use by the Underwriters and Selling Firms of the Offering Documents in connection with the Distribution of the Offered Receipts in compliance with the provisions of this Agreement.

(3)	By the act of having delivered the Offering Documents to the Underwriters, the Corporation shall have represented and warranted to the Underwriters that all information and statements (except any information or statements relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering as required by the Applicable Securities Laws.

(4)	The Corporation shall also deliver or cause to be delivered to the Underwriters the following:

(a)	on or prior to the filing of the Canadian Final Prospectus with the Commission, evidence satisfactory to the Underwriters of (A) the approval of the listing and posting for trading on the TSX of the Offered Receipts; and (B) the approval of the listing and posting for trading on the TSX and the NYSE of the Common Shares issuable upon conversion of the Offered Receipts, subject only to satisfaction by the Corporation of customary conditions imposed by the TSX and the NYSE, as applicable, in similar circumstances in their respective conditional approval letters (the “Additional Listing Conditions”);

(b)	on or prior to the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of Ernst & Young LLP, dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, addressed to the Underwriters and the directors of the Corporation, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Offering Documents (including the Financial Information), which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus;

(c)	on or prior to the filing of the Canadian Final Prospectus with the Commission, a “long form” comfort letter of Deloitte LLP, dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, addressed to the Underwriters and the directors of the Corporation, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to the financial and accounting information and data (audited and unaudited) relating to MWH contained in the Offering Documents (including the Pro Forma Financial Information and the Target Financial Information), which letter shall be in addition to the auditors’ report incorporated by reference in the Canadian Final Prospectus and the U.S. Final Prospectus;

(d)	on or prior to the filing with the Commission of each of the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, opinions of counsel to the Corporation, Dentons Canada LLP, dated the date of the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, respectively, addressed to the Underwriters and Underwriters’ counsel, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, to the effect that the French language version of the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as applicable, other than the Financial Information, the Financial Statements, the Pro Forma Financial Information, the Pro Forma Financial Statements, the Target Financial Information and the Target Financial Statements is, in all material respects, a complete and proper translation of the English language version thereof; and

(e)	on or prior to the filing with the Commission of each of the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, opinions of Ernst & Young LLP and Deloitte LLP, dated the date of the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, respectively, addressed to the Underwriters and Underwriters’ counsel, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably, to the effect that the French translation of the information excepted from the opinion of counsel referred to in Section 6(4)(d) in the Amended and Restated Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as applicable, is, in all material respects, a complete and proper translation of the English language version thereof.

Section 7        Regulatory Approvals

(1)	The Corporation will make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. The Corporation will qualify the Offered Receipts for offer and sale under the Applicable Securities Laws of the Offering Jurisdictions and in such other jurisdictions as the Underwriters may designate and maintain such qualifications in effect for so long as required for the Distribution of the Offered Receipts; provided, however, that (i) the Corporation shall not be obligated to make any material filing, file any prospectus, registration statement or similar document, consent to service of process, or qualify as a foreign corporation or as a dealer in securities in any of such other jurisdictions, or subject itself to taxation in respect of doing business in any of such other jurisdictions in which it is not otherwise so subject, or become subject to any additional periodic reporting or continuous disclosure obligations in such other jurisdictions, and (ii) the Underwriters and the Selling Firms shall comply with the applicable laws in any such designated jurisdiction in making offers and sales of Offered Receipts therein.

(2)	The Corporation will file, or cause to be filed, with the TSX and the NYSE all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Offered Receipts and the Common Shares issuable upon conversion of the Offered Receipts have been approved for listing and posting for trading (A) in the case of the Offered Receipts, on the TSX and (B) in the case of the Common Shares issuable upon conversion of the Offered Receipts, on the TSX and the NYSE, in each case as soon as practicable after the date of this Agreement, subject only to satisfaction of the Additional Listing Conditions.

Section 8        Representations and Warranties of the Corporation

The Corporation represents and warrants to each of the Underwriters and acknowledges that the Underwriters are relying on such representations and warranties in entering into this Agreement. The representations and warranties of the Corporation contained in this Agreement shall be true as of the date hereof, the Closing Time and Additional Closing Time, if applicable (except for representations and warranties made as of a specified date, which shall be true as of that specified date).

(1)	Formation and Status. Each of the Stantec Entities (i) is an entity duly created and validly existing under the laws of its jurisdiction and (ii) is duly registered to carry on its business in each jurisdiction where the conduct of its business is currently conducted or the ownership, leasing or operation of its property and assets requires such registration;

(2)	Ownership of Assets. Each of the Stantec Entities holds all right, title and interest to all assets that are material to its respective business free and clear of all Liens other than Permitted Liens. Other than as set out in the Disclosure Record, any real property held under lease by any of the Stantec Entities which is material, individually or in the aggregate, to the Stantec Entities, taken as a whole, is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Stantec Entities, taken as a whole. Except as may be described in the Offering Documents, the Stantec Entities possess all licenses, permits, certificates, waivers, consents, franchises, orders, approvals and authorizations (including under Environmental Laws) (collectively, the “Permits”) necessary to own or lease the real property, improvements, equipment and personal property of the Stantec Entities, as applicable, and to conduct the business of the Stantec Entities, as described in the Offering Documents, and are in material compliance with all such Permits, except for such Permits the absence of which or the failure to be in compliance with would not reasonably be expected to have a Material Adverse Effect;

(3)	Material Subsidiaries. Other than the Material Subsidiaries, the Corporation has no material Subsidiaries and no investment in any Person which in either case is material to the business and affairs of the Corporation. The Corporation is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of or other voting securities in each Subsidiary (except as otherwise described in the Offering Documents), in each case (except as disclosed in the Offering Documents) free and clear of all Liens and no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation or any Material Subsidiary of any of the shares or other securities of any Material Subsidiary;

(4)	Power of the Corporation, Due Authorization and Enforceability. The Corporation has the power and capacity to enter into and perform its obligations under this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement and to carry out the transactions contemplated hereby and thereby and described in the Offering Documents, including, without limitation, the creation, issuance and sale of the Offered Receipts and the issuance of Common Shares upon the conversion thereof. This Agreement, the Subscription Receipt Agreement and the Acquisition Agreement are or will be, as applicable, duly authorized, executed and delivered by the Corporation, and such agreements are or will be, as applicable, legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, provided that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, that specific performance, injunctive relief and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity and/or contribution set out in this Agreement may be limited by Applicable Laws;

(5)	Compliance with Laws. The Stantec Entities are in compliance, in all material respects, with all Applicable Laws (including Environmental Laws and those relating in whole or in part to health and safety). To its knowledge, there is no legislation, regulation, by-law or other lawful requirement currently in force or proposed to be brought into force by any Governmental Authority with which a Stantec Entity will be unable to comply and where such non-compliance would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Corporation, no Stantec Entity is the subject of notice or order with respect to a material breach or alleged material breach of Environmental Laws (a “Remedial Order”), nor does the Corporation have any knowledge of any circumstances that would result in the issuance of any such Remedial Order, proceeding or action in respect of any Environmental Laws and that would reasonably be expected to result in a Material Adverse Effect;

(6)	Non Contravention. The execution, delivery and performance by the Corporation of this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement, the creation, issuance and sale of the Offered Receipts and the issuance of Common Shares upon the conversion thereof, the issuance of the Over-Allotment Common Shares (if applicable), and the completion of the transactions contemplated hereby and described in the Offering Documents:

(a)	do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) require the consent, approval, authorization, filing, registration or qualification of or with, or notice to, any Governmental Authority, Canadian Securities Commission, the SEC, the TSX, the NYSE or any other securities regulatory authority or stock exchange except: (i) those which have been obtained or will, be obtained prior to the Closing Time, (ii) those as may be required (and will be obtained prior to the Closing Time) under Applicable Securities Laws, or (iii) such as may be specified in the Acquisition Agreement;

(b)	do not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, allow any other Person to exercise any rights (including a right of termination or right of first refusal) under, or require any consent in respect of:

(i)	any of the terms or provisions of the constating documents or the by-laws of, or resolutions of the securityholders, partners or directors (or any committee thereof), as the case may be, of any of the Stantec Entities;

(ii)	any agreement, license or permit to which any of the Stantec Entities is a party other than with respect to any breach, violation, conflict, default or right that would not result in a Material Adverse Effect; or

(iii)	any judgment, decree, order, writ, injunction or award of any Governmental Authority or arbitrator having or purporting to have, jurisdiction over any of the Stantec Entities;

(c)	will not result in the violation of any Applicable Law except for such breach which would not result in a Material Adverse Effect;

(d)	will not give rise to any Lien of any kind whatsoever, other than Permitted Liens, on or with respect to the properties or assets now owned or acquired at or prior to the Closing Time by any of the Stantec Entities or to the acceleration or the maturity of any debt under any material indenture, mortgage, lease, agreement or instrument binding or affecting any of the Stantec Entities or their properties;

(7)	Creation and Issuance of Offered Receipts. The Corporation has the power and authority to create, issue, sell and deliver the Offered Receipts in accordance with the provisions of this Agreement and, at the Closing Time or any Additional Closing Time, as applicable, the Offered Receipts will be duly created and when issued, delivered and paid for in full, be validly issued as fully paid and non-assessable;

(8)	Issuance of Underlying Common Shares. The Corporation has the power and authority to issue the Common Shares issuable upon conversion of the Offered Receipts and upon the issuance thereof in accordance with the Subscription Receipt Agreement, such Common Shares will be duly allotted and when issued, delivered and paid for in full, be validly issued as fully paid and non-assessable. The Corporation has the power and authority to issue the Over-Allotment Common Shares, if applicable, and upon the issuance thereof in accordance with the Subscription Receipt Agreement, such Over-Allotment Common Shares will be duly allotted and when issued, delivered and paid for in full, be validly issued as fully paid and non-assessable;

(9)	Power and Authority. The Corporation has the necessary power and authority to execute and deliver the Offering Documents (other than the Documents Incorporated by Reference and any Marketing Documents) and all requisite action has been taken by the Corporation to authorize the execution and delivery by it of the Offering Documents (other than the Documents Incorporated by Reference and any Marketing Documents);

(10)	Not an Investment Company. The Corporation is not, and after giving effect to the Offering and the application of proceeds thereof will not be, an “Investment Company” within the meaning of that term under the United States Investment Company Act of 1940, as amended;

(11)	Description of Securities. The attributes and characteristics of the Offered Receipts, the Common Shares issuable upon conversion of the Offered Receipts and the Over-Allotment Common Shares, if applicable, conform in all material respects to the attributes and characteristics thereof contained in the Offering Documents;

(12)	Material Contracts. None of the Stantec Entities nor, to the knowledge of the Corporation, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement or instrument which is material to the Corporation and its Subsidiaries on a consolidated basis, and no event has occurred or, to the knowledge of the Corporation, has been threatened which, with notice or lapse of time or both, would constitute such a default, in any case which default or event would have a Material Adverse Effect;

(13)	Authorized and Issued Capital. The authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series of which, as of March 29, 2016, 93,889,425 Common Shares are validly issued and outstanding as fully paid and no preferred shares are issued and outstanding. The issued and outstanding shares of the Corporation’s Subsidiaries are validly issued and outstanding as fully paid;

(14)	No Obligation to Issue Securities. Except as contemplated by this Agreement, the Offering Documents and Common Shares issuable pursuant to the terms of the Corporation’s existing equity compensation plans, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which any of the Stantec Entities is, or may become, obligated to issue or transfer any securities (including debt securities) or securities convertible or exchangeable, directly or indirectly, into any of their respective securities;

(15)	No Options. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase of material assets from any of the Stantec Entities other than in the ordinary course;

(16)	Voting and Control of Securities. There is currently no, and there will not at the Closing Time be, any agreement in force or effect which, in any manner, affects or will affect the voting or control of any of the securities of any of the Stantec Entities;

(17)	Minute Books. Other than with respect to the transactions contemplated herein or the Acquisition, the minute books of the Corporation and its Material Subsidiaries, including those made available to the Underwriters, contain, in all material respects, complete and accurate adopted minutes of all meetings of the directors and shareholders of the Corporation held since January 1, 2015, and signed copies of all resolutions and by-laws duly passed or confirmed, other than at a meeting, by the directors of the Corporation since January 1, 2015;

(18)	Consents. As at the Closing Time, (i) all necessary consents, approvals, authorizations, registrations or qualifications will have been obtained, and (ii) all required actions will have been taken and completed, by the Corporation in connection with the Offering and the completion of the transactions contemplated hereby (except as otherwise contemplated by the Offering Documents), except where the failure to obtain such a consent or take or complete such action would not have a Material Adverse Effect on the Stantec Entities;

(19)	Certificates. If applicable, the form and terms of any certificates representing the Offered Receipts, the underlying Common Shares or the Over-Allotment Common Shares have been approved by the board of directors of the Corporation and are and will be in due form and in compliance with Applicable Laws and the rules and by-laws of the TSX or the NYSE;

(20)	Registrar and Transfer Agent; Subscription Receipt Agent. Computershare Trust Company of Canada has been duly appointed the registrar and transfer agent of the Corporation with respect to the Common Shares, and will be as of the Closing Date the duly appointed subscription receipt agent under the Subscription Receipt Agreement and transfer agent with respect to the Subscription Receipts.

(21)	TSX and NYSE Listing. The issued and outstanding Common Shares are listed and posted for trading on the TSX and the NYSE, the Offered Receipts will be listed and posted for trading on the TSX and the Common Shares issuable upon the conversion of the Offered Receipts will be listed and posted for trading on the TSX and the NYSE, upon the Corporation complying with the Additional Listing Conditions imposed by the TSX and the NYSE, as applicable, with respect thereto;

(22)	Reporting Issuer Status. The Corporation is a reporting issuer or the equivalent in each of the Qualifying Jurisdictions and is not in default under Applicable Securities Laws of any of the Qualifying Jurisdictions and is not on the list of defaulting issuers maintained by any Canadian Securities Commission or the SEC; in particular, the Corporation is in compliance, in all material respects, with all of its applicable continuous disclosure obligations under Applicable Securities Laws. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Receipts, the Common Shares or any other security of the Corporation has been issued or made by any Canadian Securities Commission, the SEC or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated or threatened by any such authority or under any Applicable Securities Laws;

(23)	Continuous Disclosure. The Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under the Applicable Securities Laws of each of the Qualifying Jurisdictions, the SEC and the policies, rules and regulations of the TSX and the NYSE, as applicable, and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Corporation and its Subsidiaries taken as a whole since December 31, 2015 which has not been set forth in the Offering Documents or otherwise publicly disclosed on a non-confidential basis, and the Corporation has not filed any confidential material change report which remains confidential as at the date hereof;

(24)	Eligible Issuer. The Corporation is as of the date hereof an Eligible Issuer in the Qualifying Jurisdictions and, on the dates of and upon filing of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, will be an Eligible Issuer in the Qualifying Jurisdictions and there will be no documents required to be filed under the Applicable Securities Laws in connection with the Offering of the Purchased Receipts and, if applicable, the Over-Allotment Receipts or Over-Allotment Common Shares, that will not have been filed as required as at those respective dates;

(25)	Financial Information. The Financial Information (other than the Other Financial Information) has been prepared in accordance with IFRS (and on a basis consistent throughout the periods indicated except as disclosed in the Financial Statements), is in accordance with the books and records of the Corporation, and the Financial Information, taken together, presents fairly, completely and accurately, in all material respects, the assets, liabilities (whether accrued, absolute, contingent of otherwise) and the financial position of the Corporation, as at the respective dates of such Financial Information and the financial condition, results of operations and cash flow of the Corporation for the periods covered by such Financial Information;

(26)	Other Financial Information. The Other Financial Information is correct, in all material respects, and has been properly compiled to give effect to, as the case may be, the assumptions and adjustments described therein and such assumptions are reasonable and such adjustments are based on good faith estimates and assumptions which are reasonable;

(27)	Pro Forma Financial Statements and Pro Forma Financial Information. The Pro Forma Financial Statements have been prepared in accordance with IFRS, consistently applied, and have been prepared and presented in accordance with Applicable Securities Laws. The Pro Forma Financial Statements and the Pro Forma Financial Information include all adjustments necessary to present fairly, accurately and completely, as described therein, the consolidated financial position of the Corporation following the completion of the Acquisition and do not contain a misrepresentation. The assumptions contained in such Pro Forma Financial Statements and Pro Forma Financial Information are suitable, supported and consistent with the consolidated financial results of the Corporation and MWH;

(28)	No Undisclosed Liabilities. The Stantec Entities have no liabilities or material obligations, whether contingent or otherwise, of the type required to be reflected on a balance sheet prepared in accordance with IFRS, except for liabilities or obligations: (i) that occurred in the ordinary course of business, (ii) reflected in or reserved against in the Financial Statements, or (iii) reflected in the Offering Documents;

(29)	No Actions, Suits, Proceedings or Inquiries. There are no actions, suits, proceedings or inquiries existing or, to the knowledge of the Corporation, pending or threatened against or affecting any of the Stantec Entities at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would reasonably be expected to have a Material Adverse Effect or which materially affects or may materially affect the Distribution of the Offered Receipts or the Common Shares issuable upon the conversion of the Offered Receipts and, to the knowledge of the Corporation, no ground exists on which such actions, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success, except as otherwise disclosed in the Disclosure Record;

(30)	OFAC. Neither the Corporation, nor any of its Subsidiaries, nor, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation is currently the target of any U.S. sanctions administered by OFAC; and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; there are no pending or, to the knowledge of the Corporation, threatened claims against the Corporation or any of its Subsidiaries with respect to the Sanctions laws and regulations;

(31)	Anti-Money Laundering. The operations of the Corporation and all of its Subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all jurisdictions where the Corporation and its Subsidiaries currently or in the past have done business (including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened;

(32)	Absence of Questionable Payments and Anti-Corruption.

(a)	None of the Corporation or its Subsidiaries nor to the knowledge of the Corporation any of its affiliates, directors, officers, employees or agents of the Corporation or of any of its Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value to any “government official” (including any officer or employee of a Governmental Authority or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any Person holding a legislative, administrative or judicial office, or any political party or party official or candidate for political office) to influence official action, including the failure to perform an official function, or secure an improper advantage in violation of the U.S. Foreign Corrupt Practices Act, Corruption of Foreign Public Officials Act (Canada), or any other international anti-corruption laws;

(b)	The Corporation and its Subsidiaries and, to the knowledge of the Corporation, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and

(c)	Neither the Corporation nor its Subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws;

(33)	No Labour Disputes. No labour dispute with, or disruption by, the employees of any of Stantec Entities which is expected to have a Material Adverse Effect exists or, to the knowledge of the Corporation, is threatened or imminent;

(34)	Taxes. With such exceptions as are not material to the Stantec Entities, as the case may be:

(a)	each of the Stantec Entities has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed;

(b)	except for customary extensions for U.S. federal tax returns, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by any of the Stantec Entities;

(c)	to the knowledge of the Corporation, there are no actions, suits, proceedings, investigations or claims threatened or pending against any of the Stantec Entities in respect of taxes, governmental charges or assessments; and

(d)	there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority, other than income tax audit in the ordinary course;

(35)	Insurance. Each of the Stantec Entities maintains insurance with respect to the properties and businesses of such Stantec Entities of the types and in the amounts deemed adequate by the Stantec Entities for their business as such business is currently being conducted. Except as would not reasonably be expected to have a Material Adverse Effect, all such policies of insurance are in full force and effect and no default exists under such policies of insurance as to the payment of premiums or otherwise, under the terms of any such policy;

(36)	Intellectual Property and Information Technology.

(a)	Each of the Stantec Entities owns or possesses enforceable rights to use all intellectual property used or proposed to be used in the conduct of its business, except where the failure to possess such right would not result in a Material Adverse Effect;

(b)	The Corporation, either directly or through its Subsidiaries, is the sole owner of all intellectual property owned by the Stantec Entities, and no other Person holds, whether directly or indirectly, any right whatsoever in any such intellectual property, except as disclosed in the Offering Documents or where the failure to possess such right would not result in a Material Adverse Effect. The Stantec Entities have not granted any license relating to any intellectual property owned by the Stantec Entities to any third party, except for licenses granted in the ordinary course;

(c)	The intellectual property which has been registered or for which applications for registrations have been filed, by or on behalf of a Stantec Entity, in any jurisdiction, has been duly applied for or registered and maintained in all appropriate offices to preserve the rights of the Stantec Entities thereto, except where failure to make such an application or registration would not result in a Material Adverse Effect; and

(d)	All computer hardware, software, programs, databases, telecommunications equipment and facilities and other information technology systems owned, used or held by Stantec Entities: (i) is duly owned or licensed, as the case may be; (ii) is used as per the terms of applicable licenses and free from known material defects, viruses or deficiencies except as would not have a Material Adverse Effect;

(37)	Hazardous Substances. (i) None of the property or facilities of any of the Stantec Entities has generated, manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (“Hazardous Substances”) in a manner that would reasonably be expected to result in a Material Adverse Effect; and (ii) none of the Stantec Entities has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Stantec Entity is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Applicable Laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to or dealing with Hazardous Substances in a manner that would reasonably be expected to result in a Material Adverse Effect;

(38)	Transactions, Arrangements, Obligations. Other than as disclosed in the Financial Information or specifically disclosed in the Offering Documents, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of any of the Stantec Entities with unconsolidated entities or other Persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of such Persons or that would reasonably be expected to be material to an investor in making a decision to purchase the Offered Receipts. Except as disclosed in the Offering Documents, none of the directors, officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares or any known associate or affiliate of any such Person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with any Stantec Entity which, as the case may be, materially affects, is material to or will materially affect the Corporation and its Subsidiaries on a consolidated basis;

(39)	No Finder’s Fee. None of the Stantec Entities has taken, and they agree that none of them will take, any action that would cause any of them to become liable for any claim or demand for a brokerage commission, finder’s fee or other similar payment in connection with the creation, issuance and sale of the Offered Receipts, other than the Underwriters’ Fee payable under this Agreement;

(40)	Residence of the Corporation. The Corporation is not, and will not be at Closing Time, a non-resident of Canada within the meaning of the ITA;

(41)	No Disagreement with Auditors. There is not currently and, during the last three fiscal years, has not been any reportable event (within the meaning of NI 51-102 with the auditors of the Stantec Entities;

(42)	Audit Committee. The audit committee’s responsibilities and composition comply with National Instrument 52-110—Audit Committees of the Canadian Securities Administrators;

(43)	Significant Acquisitions/Dispositions. The Corporation (i) has not made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents, and (ii) except for the Acquisition, does not currently propose to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of Applicable Securities Laws, if completed as of the date of the Offering Documents;

(44)	Internal Controls. The Corporation maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the financial statements to be fairly presented in accordance with IFRS and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; (v) material information relating to each of the Stantec Entities is made known to those within the Stantec Entities responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Laws. The Corporation’s internal controls over financial reporting and disclosure controls and procedures are effective and the Corporation is not aware of any material weakness in their internal control over financial reporting;

(45)	Ordinary Course. Except as may be disclosed in the Offering Documents, since December 31, 2015, the business of the Stantec Entities has been carried on in the ordinary course in all material respects and there has not been any undisclosed material change or change having a Material Adverse Effect;

(46)	Use of Proceeds. The Corporation intends to use the net proceeds from the Offering in the manner specified in the Offering Documents under the heading “Use of Proceeds”;

(47)	Acquisition.

(a)	To the knowledge of the Corporation, no event has occurred or condition exists which will prevent the Acquisition from being completed in all material respects in accordance with the terms of the Acquisition Agreement without material amendment or waiver adverse to the Corporation on or prior to the Escrow Release Deadline;

(b)	To the knowledge of the Corporation, the Target Financial Statements fairly present in all material respects, in accordance with U.S GAAP, as in effect from time to time, applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes and schedules thereto), the combined financial position of MWH and its subsidiaries, as of the respective dates thereof and combined results of operations, stockholders’ equity and cash flows of such entities for the respective periods then ended;

(c)	To the knowledge of the Corporation, the Target Financial Information fairly presents in all material respects, in accordance with U.S. GAAP, as in effect from time to time, applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes and schedules to the Target Financial Statement), the information purported to be shown thereby of MWH and its subsidiaries, as of the respective dates thereof and for the respective periods then ended;

(d)	The Corporation is not in possession of any undisclosed material fact about MWH or its subsidiaries which would be required to be disclosed in the Offering Documents to avoid a misrepresentation;

(e)	The Corporation has a reasonable basis for disclosing any forward-looking information contained in the Offering Documents;

(f)	Upon (and assuming) completion of the Acquisition, the Corporation shall, directly or indirectly, have good and marketable title to the shares of MWH, free and clear of all Liens except for Permitted Liens and “Permitted Liens” in accordance with the Acquisition Agreement;

(g)	To the knowledge of the Corporation, it has made available to the Underwriters copies or summaries of all non-public information about the business and affairs of MWH and its subsidiaries that is material to the Corporation and its Subsidiaries taken as a whole and obtained through the Corporation’s due diligence process;

(h)	The Corporation has provided to the Underwriters a true and complete copy of the Acquisition Agreement, including all schedules and exhibits thereto;

(i)	The representations and warranties of the Corporation and its Subsidiaries in the Acquisition Agreement are true and correct in accordance with the standards of materiality contained therein as of the date hereof, except as such would not have a Material Adverse Effect;

(j)	To the knowledge of the Corporation, the representations and warranties of MWH in the Acquisition Agreement are true and correct in all material respects, except as such would not have a “Material Adverse Effect” as such term is defined under the Acquisition Agreement; and

(k)	The Corporation is not currently considering any material write-offs or write-downs with respect to any of MWH’s assets following completion of the Acquisition.

(48)	Sarbanes-Oxley. The Corporation is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date, as applicable. The Corporation and its Subsidiaries maintain a system of internal accounting controls in compliance with SOX and has established disclosure controls and procedures for the Corporation and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Corporation in the reports it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Corporation’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Corporation as of the end of the period covered by the most recently filed periodic report under the U.S. Exchange Act (such date, the “Evaluation Date”). The Corporation presented in its most recently filed periodic report under the U.S. Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the U.S. Exchange Act) of the Corporation that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Corporation;

(49)	Use of Form F-10. The Corporation meets the general eligibility requirements for the use of Form F-10 under the U.S. Securities Act and at the time of filing the Registration Statement and any U.S. Registration Statement Amendment, and at the date hereof, the Corporation was not and is not an “ineligible issuer”, as defined in Rule 405 under the U.S. Securities Act;

(50)	Canadian Disclosure. The Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Additional Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and the Additional Closing Time, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Receipts and to the Corporation; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein;

(51)	United States Disclosure. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto will comply in all material respects with the U.S. Securities Act and the applicable rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Preliminary Prospectus complied, as of the time of filing thereof, and the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws; the U.S. Preliminary Prospectus, as of the time of filing thereof, did not, and the U.S. Final Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from any U.S. Offering Document in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein; and

(52)	Issuer Free Writing Prospectus. The Corporation (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus related to the offering of the Offered Receipts that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act), except in accordance with Section 3 hereof. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable U.S. Securities Laws, has been or will be (within the time period specified in Rule 433 under the U.S. Securities Act) filed in accordance with the U.S. Securities Act (to the extent required thereby) and, when taken together with the U.S. Final Prospectus, each such Issuer Free Writing Prospectus, did not, and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information or statement contained in or omitted from the any Issuer Free Writing Prospectus in reliance upon and in conformity with any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein. Each such Issuer Free Writing Prospectus did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Final Prospectus.

Section 9        Representations, Warranties and Covenants of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Corporation that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under either Canadian Securities Laws or U.S. Securities Laws, as applicable, so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

(2)	The Underwriters hereby severally and not jointly, nor jointly and severally, covenant and agree with the Corporation to the following:

(a)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer and sale and Distribution of the Offered Receipts.

(b)	Completion of Distribution. The Underwriters will use their commercially reasonable efforts to complete the Distribution of the Offered Receipts as promptly as possible after the Closing Time.

(c)	Liability on Default. No Underwriter shall be liable to the Corporation under this section with respect to a default by any of the other Underwriters.

(3)	The Corporation agrees that the Underwriters are acting severally and not jointly (or jointly and severally) in performing their respective obligations under this Agreement and that no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

(4)	Distribution in Canada. No Underwriter that is a non-resident for purposes of the ITA will render any services under this Agreement in Canada.

Section 10        Indemnification

(1)	The Corporation hereby agrees to protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, advisors, shareholders, partners, and agents (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against any and all Claims to which an Indemnified Party may become subject or otherwise involved, in any capacity, insofar as the Claim relates to, is caused by, results from, or arises out of or is based upon, directly or indirectly, the engagement and activities of the Underwriters under this Agreement, including without limitation:

(a)	(i) any information or statement (except, in each case, any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein) contained in any Canadian Offering Document, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in an Offering Document or in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or (B) in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, or (iii) the omission or alleged omission to state in any Offering Document, in any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the U.S. Securities Act or in any other materials or information provided to investors by, or with the approval of, the Corporation in connection with the Offering, a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading (except, in each case, any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion therein);

(b)	(i) the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Receipts; (ii) the breach of any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Receipts being or being alleged to be untrue, false or misleading; or (iii) the failure of any of the Corporation to comply with any of its obligations herein or in any other document of the Corporation delivered pursuant hereto;

(c)	any order made or inquiry, investigation or proceeding commenced or threatened by any court, securities regulatory authority, stock exchange or by any other competent authority which prevents or restricts the trading in or the sale of the Corporation’s securities or the Distribution of the Offered Receipts in any Offering Jurisdiction; or

(d)	the non-compliance or alleged non-compliance by the Corporation with any of the Applicable Securities Laws relating to or connected with the Distribution of the Offered Receipts, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection, but excluding any non-compliance resulting from actions of an Underwriter not in compliance with Applicable Securities Laws.

(2)	Notwithstanding the foregoing, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a Governmental Authority in a final ruling from which no appeal can be made determines that a Claim resulted from the gross negligence or willful misconduct of the Indemnified Party claiming indemnity, such Indemnified Party shall promptly reimburse to the Corporation any funds advanced to the Indemnified Party in respect of such Claim and the indemnity provided for in this Section 10 shall cease to apply to such Indemnified Party in respect of such Claim. For greater certainty, the Corporation and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Offering Documents contained no misrepresentation shall constitute “gross negligence” or “willful misconduct” for purposes of this Section 10 or otherwise disentitle the Underwriters from indemnification hereunder.

(3)	The Indemnifying Party hereby waives any right it might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other Person before claiming under this indemnity.

(4)	If any Claim contemplated by this Section 10 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 10 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Indemnifying Party having an interest in such Claim or potential Claim (the “Notified Party”), as soon as reasonably practicable, of the nature of the Claim or potential Claim (provided that any failure to so notify in respect of any Claim or potential Claim will not affect the liability of any of the Indemnifying Party under this Section 10). The Notified Party will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party, of any suit brought to enforce the Claim, provided that the defence will be through legal counsel selected by the Notified Party and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Notified Parties or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Notified Parties, in each case, which consent will not be unreasonably withheld or delayed.

(5)	No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the consent of the Indemnifying Party and the consent of the Indemnified Party, such consents not to be unreasonably withheld or delayed. Notwithstanding that the Indemnifying Party may undertake the investigation, negotiation, defence or settlement (subject to the first sentence of this paragraph) of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	employment of such counsel has been authorized in writing by the Indemnifying Party;

(b)	the Indemnifying Party has not assumed the defence of the action within ten days after receiving notice of the Claim; and

(c)	the named parties to any such Claim (including any added or third parties) include the Indemnifying Party and the Indemnified Party and the Indemnifying Party will have been advised in writing by counsel to the Indemnified Party that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party or that there are one or more defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, in which case such fees and expenses of such counsel to the Indemnified Party will be for the Indemnifying Party’s account. The rights accorded to the Indemnified Party hereunder will be in addition to any rights the Indemnified Party may otherwise have.

(6)	The Indemnifying Party agrees that if any action, suit, proceeding or Claim will be brought against or an investigation commenced in respect of the Indemnifying Party or the Indemnifying Party and the Underwriters and personnel of the Underwriters will be required to testify, participate or respond in respect of or in connection with this Agreement, the Underwriters will have the right to employ their own counsel in connection therewith, provided that the Underwriters act reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by them or their personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses incurred by the Underwriters or their personnel in connection therewith) shall be paid by the Indemnifying Party as they occur, provided in no circumstances will the Corporation be required to pay the fees and expenses and costs of more than one set of legal counsel for all Underwriters.

(7)	The Indemnified Parties hereby constitute the Lead Underwriters as trustee for each of the other Indemnified Parties of the Indemnifying Party’s covenants under this indemnity with respect to such Persons and the Lead Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such Persons.

(8)	The indemnities set out in this Section 10 will be in addition to any liability which an Indemnifying Party thereunder may otherwise have and, subject to Section 12 and Section 22 will survive and will continue in full force and effect, regardless of whether the Offering is completed.

Section 11        Contribution

(1)	In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 10 hereof would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Indemnifying Party shall contribute to the aggregate of all Claims of the nature contemplated in Section 10 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect not only the relative benefits secured by the Indemnifying Party on one hand and the Indemnified Parties on the other hand but also the relative fault of such respective parties as well or any relevant equitable consideration, provided however, that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount exceeding the amount of the fee or any portion actually received by the Underwriters.

(2)	The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the number of Offered Receipts to be purchased by each of the Underwriters hereunder and not joint, nor joint and several.

Section 12        Limitations on Rights of Indemnity and Contribution

(1)	An Indemnifying Party will not have any obligation to contribute pursuant to Section 11 in respect of any Claim except to the extent the indemnity given by them in Section 10 would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

(2)	The rights to contribution provided in Section 11 will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law, provided that Section 11 will apply, mutatis mutandis, in respect of that other right.

(3)	If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party will give the Indemnifying Party notice in writing, but failure to so notify will not relieve the Indemnifying Party of any obligation which they may have to the Indemnified Party under this Section 12, except to the extent that the Indemnifying Party is materially prejudiced by that failure (in which case such obligation may be reduced by the prejudice actually suffered), and the right of the Indemnifying Party to assume the defense of that Indemnified Party will apply as set out in Section 10 of this Agreement, mutatis mutandis.

Section 13        Covenants of the Corporation

(1)	The Corporation covenants and agrees with the Underwriters that:

(a)	the Corporation will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document or Issuer Free Writing Prospectus has been filed, when any Dual Prospectus Receipt has been obtained and when the Registration Statement becomes effective, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Dual Prospectus Receipt;

(b)	between the date hereof and the date of completion of the Distribution of the Offered Receipts, the Corporation will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Canadian Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents or any Issuer Free Writing Prospectus, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Corporation, the threatening of any such order;

(ii)	the issuance by any Canadian Securities Commission, the SEC, the TSX or the NYSE of any order having the effect of ceasing or suspending the Distribution of the Offered Receipts or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose;

(iii)	any requests made by any Canadian Securities Commission or the SEC for amending or supplementing any of the Offering Documents or any Issuer Free Writing Prospectus or for additional information;

(iv)	the receipt of any communication (written or oral) from any Canadian Securities Commission, the SEC, the TSX or the NYSE or any other Governmental Authority or competent authority relating to the Offering Documents, the Distribution of the Offered Receipts, the Corporation, or relating to the Acquisition; or

(v)	any amendment to, or waiver of any condition to be satisfied, completed or otherwise met under, or the termination of, the Acquisition Agreement, as disclosed to the Underwriters and the Underwriters’ counsel as of the date of this Agreement.

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any order referred to in subparagraph (b)(i) above or subparagraph (b)(ii) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(c)	The Corporation will use its commercially reasonable efforts to pursue the satisfaction of all conditions to the completion, and the closing, of the Acquisition in accordance with the Acquisition Agreement, and to cause the issuance of the Common Shares upon conversion of the Offered Receipts;

(d)	The Corporation will use its commercially reasonable efforts to obtain conditional approval for the listing of (i) the Offered Receipts on the TSX; and (ii) the Common Shares underlying the Offered Receipts (and, if applicable, the Over-Allotment Common Shares) on the TSX and the NYSE, in each case by the Closing Time, subject only to the Additional Listing Conditions;

(e)	The Corporation will use its commercially reasonable efforts to have (i) the Offered Receipts listed and admitted and authorized for trading on the TSX by the Closing Time; and (ii) the Common Shares underlying the Offered Receipts (and, if applicable, the Over-Allotment Common Shares) listed and admitted and authorized for trading on the TSX and the NYSE forthwith but in any event no later than two (2) Business Days following the satisfaction of the Escrow Release Condition pursuant to the terms of the Subscription Receipt Agreement;

(f)	as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Corporation will make generally available to its security holders an earnings statement or statements of the Corporation and its Subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act;

(g)	the Corporation will use the net proceeds from the Offering for the purposes described in the Offering Documents; and

(h)	the Corporation undertakes that it will not announce any dividends for which the record date is prior to the Closing Date, other than the regular dividend of $0.1125 per Common Share announced on February 24, 2016, payable on April 14, 2016 to shareholders of record on March 31, 2016.

(2)	Prior to the completion of the Distribution of the Offered Receipts, the Corporation will file all documents required to be filed with or furnished to the Canadian Securities Commissions and the SEC pursuant to Applicable Securities Laws.

(3)	Except as contemplated by this Agreement, the Corporation will not, without the prior written consent of the Lead Underwriters (not to be unreasonably withheld) on behalf of the Underwriters, directly or indirectly issue, offer, pledge, sell, contract to sell, contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, lend or dispose of directly or indirectly, any Common Shares or securities or other financial instruments convertible into or having the right to acquire Common Shares or enter into any agreement or arrangement under which the Corporation would acquire or transfer to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether that agreement or arrangement may be settled by the delivery of Common Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, during the period from the date hereof and ending 90 days following the Closing Date; provided that, notwithstanding the foregoing, the Corporation may (i) issue Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any equity incentive plan, stock ownership or purchase plan, or other equity plan in effect on the date hereof and (ii) issue Common Shares issuable upon the conversion, exchange or exercise of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof. In addition, the Corporation shall not file a prospectus under Canadian Securities Laws or a registration statement under the U.S. Securities Act in connection with any transaction by the Corporation or any Person that is prohibited pursuant to the foregoing, except pursuant to the Offering and for registration statements on Form S-8 relating to employee benefit plans.

Section 14        All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any material breach or failure to comply with any of the conditions set out in this Agreement shall entitle the Underwriters to terminate their obligation to purchase the Offered Receipts, by written notice to that effect given to the Corporation at or prior to the Closing Time or the Additional Closing Time, as applicable, subject to Section 10, Section 11 and Section 12 and Section 18 which will continue in full force. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters.

Section 15        Termination by Underwriters

(1)	Each Underwriter shall also be entitled, at its sole discretion, to terminate and cancel its obligation to purchase the Offered Receipts by written notice to that effect to the Lead Underwriters and Corporation at or prior to the Closing Time or the Additional Closing Time, as applicable, if:

(a)	(i) there should occur or be announced any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, capital, control or ownership of the Corporation and its Subsidiaries on a consolidated basis or MWH and the Corporation and their respective Subsidiaries on a consolidated basis or a change in any material fact (other than a material fact related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), whether or not in the ordinary course, or (ii) the Underwriters become aware of any previously undisclosed material information (other than information related solely to any of the Underwriters as provided by the Underwriters in connection with and solely for the purposes of inclusion in the Offering Documents), which in the case of both clause (i) and (ii) hereof, in the opinion of an Underwriter, (A) would reasonably be expected to have a significant adverse effect on the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, capital, control or ownership of the Corporation and its Subsidiaries on a consolidated basis or MWH and the Corporation and their respective Subsidiaries on a consolidated basis; (B) results or might reasonably be expected to result in the Purchasers of a material number of Offered Receipts exercising their right under Applicable Securities Laws to withdraw from or rescind their purchase thereof; or (C) would be expected to have a significant adverse effect on the market price, value or marketability of the Offered Receipts, the Common Shares, the Over-Allotment Common Shares, or any of them;

(b)	there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism, crisis or calamity, outbreak or escalation of hostilities of national or international consequence or similar event or any governmental action, change of Applicable Law (or the interpretation or administration thereof), inquiry or other occurrence of any nature whatsoever which, in the opinion of an Underwriter, seriously adversely effects, or involves, or might reasonably be expected to seriously adversely effect, or involve, the financial markets in Canada or the United States generally or the business, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation and its Subsidiaries on a consolidated basis, or the business, operations, assets, liabilities (contingent or otherwise), capital or control of MWH and the Corporation and its Subsidiaries on a consolidated basis;

(c)	there should occur or commence or be announced or threatened any inquiry, action, suit, investigation or other proceeding (whether formal or informal) or any order or ruling is issued under or pursuant to any statute of Canada or the United States or of any province or territory of Canada, or state of the United States (including, without limitation, any Governmental Authority, the Commission, the securities regulatory authority in each of the other Qualifying Jurisdictions, the Canada Revenue Agency, the Internal Revenue Service, the TSX, the NYSE or the SEC) (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters), which in the opinion of an Underwriter would reasonably be expected to operate to prevent, suspend, hinder, delay or restrict, or otherwise materially adversely affect the trading in or Distribution of the Offered Receipts or would, in the opinion of an Underwriter, have a material adverse effect on the market price, value or marketability of the Offered Receipts, the Common Shares, the Over-Allotment Common Shares, or any of them;

(d)	the Corporation is in material breach of or has failed to comply in any material respect with any term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement becomes false in any material respect;

(e)	there has been any suspension or material limitation in trading in securities generally on the TSX or the NYSE which has not been rescinded, revoked or withdrawn; or

(f)	a Termination Event has occurred.

(2)	If this Agreement is terminated by any of the Underwriters pursuant to Section 15(1), there shall be no further liability on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability or obligation under Section 10, Section 11, Section 12 and Section 18.

(3)	The right of the Underwriters or any of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under this Section 15 shall not be binding upon the other Underwriters.

Section 16        Closing and Additional Closing

(1)	The closing of the purchase and sale of the Purchased Receipts herein provided for shall be completed at 8:00 a.m. (E.S.T.) on April 14, 2016, or such other date and/or time as may be agreed upon in writing by the Corporation and the Underwriters, but in any event not later than 42 days following the date of a final receipt for the Canadian Final Prospectus (respectively, the “Closing Time” and the “Closing Date”) at the Calgary offices of Dentons Canada LLP or at such other place as may be agreed upon in writing by the Corporation and the Underwriters, including via a virtual “electronic closing” whereby all documents are to be transmitted and received on or prior to the Closing Date via e-mail. In the event that the Closing Time has not occurred on or before the date which is 42 days following the date of a final receipt for the Canadian Final Prospectus, this Agreement shall, subject to Section 15(2) hereof, terminate.

(2)	The closing of the purchase and sale of the Over-Allotment Receipts or Over-Allotment Common Shares, as applicable, will be completed on the date (the “Additional Closing Date”) and the time (the “Additional Closing Time”) specified by the Lead Underwriters on behalf of the Underwriters in any written notice given by the Underwriters pursuant to their election to purchase such Over-Allotment Receipts or Over-Allotment Common Shares, as applicable (provided that in no event shall such time be earlier than the Closing Time or earlier than two or later than ten Business Days after the date of the written notice of the Lead Underwriters on behalf of the Underwriters to the Corporation in respect of the Over-Allotment Receipts or Over-Allotment Common Shares), or at such other times and dates as the Underwriters and the Corporation may agree upon in writing.

(3)	Whether or not specifically contemplated in this Agreement, all provisions of this Agreement shall apply in the same manner and upon the same terms and conditions in respect of the Over-Allotment Option as would apply to the Offered Receipts issued and sold pursuant to this Agreement (including, but not limited to the payment of the Underwriters’ Fee applicable to the Over-Allotment Receipts or Over-Allotment Common Shares, as applicable), and any steps to be taken or conditions to be satisfied at the Additional Closing Time shall be the same as those steps to be taken or conditions to be satisfied at the Closing Time.

Section 17        Conditions of Closing and Additional Closing

(1)	The obligations of the Underwriters under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement both as of the date of this Agreement, the Closing Time and the Additional Closing Time, the performance by the Corporation of its obligations under this Agreement and receipt by the Underwriters, at the Closing Time or the Additional Closing Time, as applicable, of:

(a)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from Dentons Canada LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law (who may rely on certificates of officers of the Corporation with respect to certain factual matters and on the opinions of local counsel acceptable to them and to the Underwriters’ counsel as to matters governed by the laws of jurisdictions in Canada other than the Provinces of British Columbia, Ontario, Alberta and Québec), addressed to the Underwriters and the Underwriters’ counsel, such matters to be as set out in the attached Schedule “A” (subject to customary limitations, assumptions and qualifications);

(b)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Corporation’s U.S. counsel, addressed to the Underwriters, to the effect set forth in Schedule “B” (subject to customary limitations, assumptions and qualifications), which shall be accompanied by a letter addressed to the Underwriters to the effect set forth in Schedule “B”;

(c)	a letter, dated the Closing Date and the Additional Closing Date, as applicable, from Skadden, Arps, Slate, Meagher & Flom LLP, the Underwriters’ U.S. counsel, addressed to the Underwriters, to the effect that such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus (excluding the Documents Incorporated by Reference) and, subject to customary qualifications, confirming that, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them, based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to such counsel’s attention which have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Final Prospectus, as of its date and as of the Closing Date and the Additional Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the Financial Information, Pro Forma Financial Information and Target Financial Information included or incorporated by reference therein, as to which such counsel expresses no belief);

(d)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from the Corporation’s counsel, in form and substance satisfactory to the Underwriters, acting reasonably, regarding each of 9073-4195 Quebec Inc., Azimut Services (Central) Inc., Stantec Aircraft Holdings Ltd., Stantec Consulting Ltd., Stantec Architecture Ltd., Stantec Geomatics Ltd., Stantec Holdings II Ltd. and Stantec Consulting International Ltd., with respect to the following: (i) the incorporation and existence of each such entity under the laws of its jurisdiction of incorporation, (ii) as to the registered ownership of the issued and outstanding shares of each such entity, and (iii) that each such entity has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties;

(e)	a favourable legal opinion, dated the Closing Date and the Additional Closing Date, as applicable, from Stikeman Elliott LLP, the Underwriters’ Canadian counsel, in form and substance satisfactory to the Underwriters, acting reasonably, and based and relying on such assumptions and qualifications acceptable to the Underwriters, acting reasonably;

(f)	certificates or evidence of registration in uncertificated form representing, in the aggregate, the Purchased Receipts (and Over-Allotment Receipts or Over-Allotment Common Shares, if applicable) in the name of CDS or its nominee or in such other name(s) as the Lead Underwriters on behalf of the Underwriters shall have directed in writing no less than 48 hours prior to the Closing Time or;

(g)	the Corporation’s auditor’s comfort letter from Ernst & Young LLP dated the Closing Date and the Additional Closing Date, as applicable, updating the comfort letter referred to in Section 6(4)(b) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Additional Closing Date, as applicable;

(h)	MWH’s auditor’s comfort letter from Deloitte LLP dated the Closing Date and the Additional Closing Date, as applicable, updating the comfort letter referred to in Section 6(4)(c) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Date and Additional Closing Date, as applicable;

(i)	the Underwriters’ Fee paid in accordance with Section 3(1);

(j)	evidence satisfactory to the Lead Underwriters that the Corporation has obtained conditional approval for the listing of (i) the Offered Receipts on the TSX; and (ii) the Common Shares underlying the Offered Receipts on the TSX and the NYSE, subject only to the Additional Listing Conditions;

(k)	a certificate, dated the Closing Date and the Additional Closing Date, as applicable, and signed on behalf of the Corporation, but without personal liability, by the President and Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the Corporation, or such other officers of the Corporation as may be reasonably acceptable to the Underwriters, certifying that: (i) the Corporation has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the Closing Time and the Additional Closing Time, as applicable; (ii) all the representations and warranties of the Corporation contained herein are true and correct as of the Closing Time and the Additional Closing Time, as applicable with the same force and effect as if made at and as of the Closing Time and the Additional Closing Time, as applicable, after giving effect to the transactions contemplated hereby; (iii) the Corporation is a “reporting issuer” or its equivalent under the securities laws of each of the Qualifying Jurisdictions, is an Eligible Issuer and is not on any list of defaulting reporting issuers maintained by any Canadian Securities Commission or the SEC ; (iv) there has been no material change relating to the Corporation and its Subsidiaries, on a consolidated basis, or, to the best of the knowledge information and belief of the Persons signing such certificate, after having made reasonable inquiries, MWH, the Corporation and their respective Subsidiaries on a consolidated basis, since the date of this Agreement which has not been generally disclosed, except for the offering of the Offered Receipts, and with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis; (v) that, to the best of the knowledge, information and belief of the Persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Corporation has been issued and no proceedings for such purpose are pending or are contemplated or threatened; and (vi) no Termination Event has occurred, and such officers are not aware of any facts which would indicate that the Escrow Release Condition will not be satisfied on or prior to the Escrow Release Deadline;

(l)	at the Closing Time or the Additional Closing Time, as applicable, certificates dated the Closing Date or the Additional Closing Date, as applicable, signed on behalf of the Corporation, but without personal liability, by the Executive Vice President and Chief Financial Officer of the Corporation or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to the constating documents of the Corporation; the resolutions of the directors of the Corporation relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Offered Receipts, the Common Shares underlying the Offered Receipts, the Over-Allotment Shares (if applicable), the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Offered Receipts on the TSX, the listing of the Common Shares underlying the Offered Receipts and the Over-Allotment Common Shares (if applicable) on the TSX and the NYSE, the authorization of the transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Corporation;

(m)	at the Closing Time, the Corporation’s directors and executive officers shall each have entered into lock-up agreements, substantially in the form attached hereto as Schedule “C”;

(n)	at the Closing Time or the Additional Closing Time, as applicable, a certificate of compliance (or equivalent) for the Corporation and each of the Material Subsidiaries dated within one (1) Business Day (or such earlier or later date as the Underwriters may accept) of the Closing Date or the Additional Closing Date;

(o)	the Corporation will deliver to the Underwriters an executed copy of the Subscription Receipt Agreement in form and substance satisfactory to the Underwriters and their counsel, acting reasonably;

(p)	evidence satisfactory to the Lead Underwriters that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering; and

(q)	such other documents as the Underwriters or counsel to the Underwriters may reasonably require; and all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Receipts shall be satisfactory in form and substance to the Lead Underwriters and counsel for the Underwriters, acting reasonably.

Section 18        Expenses

The fees and disbursements of counsel for the Underwriters and the Underwriters’ “out of pocket” expenses shall be borne by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all such fees, disbursements and expenses, to the extent they are reasonable, if the Offering is not completed other than by reason of material breach of the terms of this Agreement by the Underwriters. All other expenses of or incidental to the Offering shall be borne by the Corporation, whether or not the Offering is completed.

Section 19        No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Receipts pursuant to this Agreement, including the determination of the Offering Price of the Offered Receipts and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) and no Underwriter has any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 20        Notices

Any notice to be given hereunder shall be in writing and may be given by facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Stantec Inc.

10160-112 Street

Suite # 200

Edmonton, Alberta

T5K 2L6

Attention: Dan Lefaivre

Fax No.:   (780) 969-2030

with a copy to (such copy not to constitute notice):

Dentons Canada LLP

15th Floor, Bankers Court

850 – 2nd Street SW

Calgary, AB

T2P 0R8

Attention: Keith Inman

Fax No.:   (403) 268-3100

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West

Suite 3100, P.O. Box 226

Toronto, ON M5K 1J3

Attention: Adam Givertz

Fax No.:   (416) 504-0530

and in the case of the Underwriters, be addressed and faxed or delivered to:

CIBC World Markets Inc.

161 Bay Street, 6th Floor

Toronto, ON

M5J 2S8

Attention: Richard Finkelstein

Fax No.:   (416) 594-7226

and to

RBC Dominion Securities Inc.

200 Bay Street, 4th Floor, South Tower

Toronto, ON

M5J 2J5

Attention: Steve Michell

Fax No:    (416) 842-7555

with a copy to (such copy not to constitute notice):

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention: David Weinberger

Fax No.:   (416) 947-0866

and to

Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

222 Bay Street

Suite 1750, P.O. Box 258

Toronto ON M5K 1J5

Attention: Christopher Morgan

Fax No.:   (416) 777-4747

The Corporation and the Underwriters may change their respective addresses for notice by notice given in the manner referred to above.

Section 21        Actions on Behalf of the Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 10, Section 14 and Section 15, shall be taken by the Lead Underwriters on the Underwriters’ behalf and the execution of the Agreement by the Underwriters shall constitute the Corporation’s authority for accepting notification of any such steps from, and for giving notice to, and for delivering any definitive certificate(s) representing the Offered Receipts to, or to the order of, the Lead Underwriters.

Section 22        Survival

The representations, warranties, obligations and agreements contained in this Agreement or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Receipts and shall continue in full force and effect for a period of three years following the Closing Date unaffected by any subsequent disposition of the Offered Receipts by the Underwriters or the termination of the Underwriters’ obligations, and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters or the Corporation, as applicable, in connection with the distribution of the Offered Receipts.

Section 23         Underwriters’ Obligations

(1)	Subject to the terms of this Agreement, the Underwriters’ obligations under this Agreement to purchase the Offered Receipts shall be several and not joint, nor joint and several and the liability of each of the Underwriters to purchase the Offered Receipts shall be limited to the following percentages of the purchase price paid for the Offered Receipts:

CIBC World Markets Inc.	22.75%
RBC Dominion Securities Inc.	18.25%
BMO Nesbitt Burns Inc.	10.0%
National Bank Financial Inc.	10.0%
TD Securities Inc.	10.0%
Raymond James Ltd.	7.0%
HSBC Securities (Canada) Inc.	5.0%
AltaCorp Capital Inc.	3.0%
Desjardins Securities Inc.	3.0%
Scotia Capital Inc.	3.0%
Wells Fargo Securities Canada, Ltd.	3.0%
Canaccord Genuity Corp.	1.0%
D.A. Davidson & Co.	1.0%
Dundee Securities Ltd.	1.0%
KeyBanc Capital Markets Inc.	1.0%
Laurentian Bank Securities Inc.	1.0%

100.0%

(2)	If any one or more of the Underwriters fails to purchase its or their applicable percentage of the Offered Receipts at the Closing Time or the Additional Closing Time, as the case may be, (each a “Defaulting Underwriter” and collectively, the “Defaulting Underwriters”) and if the aggregate number of Offered Receipts that have not been purchased by the Defaulting Underwriter(s) represents 7.0% or less of the Offered Receipts then the other Underwriters will be severally, and not jointly and severally, obligated to purchase, on a pro rata basis to their respective percentages as aforesaid, all but not less than all of the Offered Receipts not purchased by the Defaulting Underwriter(s), and to receive the Defaulting Underwriter(s)’ portion of the Underwriters’ Fee in respect thereof, and such non-defaulting Underwriters shall have the right, by notice to the Corporation, to postpone the Closing Date or the Additional Closing Date, as the case may be, by not more than three Business Days to effect such purchase. In the event that the aggregate number of Offered Receipts that have not been purchased by the Defaulting Underwriter(s) represents more than 7.0% of the Offered Receipts, the other Underwriters will have the right, but will not be obligated, to purchase all of the percentage of the Offered Receipts which would otherwise have been purchased by the Defaulting Underwriter(s); the Underwriters exercising such right will purchase such Offered Receipts, if applicable, pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event that such right is not exercised, the non-defaulting Underwriters shall be relieved of all obligations to the Corporation arising from such default. Nothing in this section shall oblige the Corporation to sell to the Underwriters less than all of the Offered Receipts or relieve from liability to the Corporation any Underwriter which shall be so in default.

Section 24 Market Stabilization

In connection with the Distribution of the Offered Receipts, the Underwriters (or any of them) may effect transactions which stabilize or maintain the market price of the Offered Receipts at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 25 Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Receipts, whether written or oral, are terminated and this Agreement constitutes the entire agreement between the Corporation and the Underwriters with respect to the purchase and sale of the Offered Receipts.

Section 26 Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta and the federal laws of Canada applicable therein.

Section 27 TMX Group Limited Disclosure

Each of CIBC, National Bank Financial Inc., TD Securities Inc. and Scotia Capital Inc. or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on TMX Group’s board of directors. As such, each of said Underwriters may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No Person or company is required to obtain products or services from TMX Group or its affiliates as a condition of a dealer supplying or continuing to supply a product or service.

Section 28         Time of the Essence

Time shall be of the essence of this Agreement. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

EXECUTION VERSION

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to us on March 30, 2016.

Yours truly,

CIBC WORLD MARKETS INC.		RBC DOMINION SECURITIES INC.

By:	(signed) “Richard Finkelstein”	By:	(signed) “Steve Michell”

BMO NESBITT BURNS INC.		NATIONAL BANK FINANCIAL INC.

By:	(signed) “Andrew Warkentin”	By:	(signed) “Brad Spruin”

TD SECURITIES INC.		RAYMOND JAMES LTD.

By:	(signed) “Sanjay Nakra”	By:	(signed) “Ian G. MacKay”

EXECUTION VERSION

HSBC SECURITIES (CANADA) INC.		ALTACORP CAPITAL INC.

By:	(signed) “Jeffrey B. Allsop”	By:	(signed) “Jeff Fallows”

DESJARDINS SECURITIES INC.		SCOTIA CAPITAL INC.

By:	(signed) “Francois Carrier”	By:	(signed) “Anthony Aulicino”

WELLS FARGO SECURITIES CANADA, LTD.		CANACCORD GENUITY CORP.

By:	(signed) “Stephen Shapiro”	By:	(signed) “Jason Robertson”

D.A. DAVIDSON & CO.		DUNDEE SECURITIES LTD.

By:	(signed) “Monte Giese”	By:	(signed) “Grant Hughes”

EXECUTION VERSION

KEYBANC CAPITAL MARKETS INC.		LAURENTIAN BANK SECURITIES INC.

By:	(signed) “Mason Wynocker”	By:	(signed) “Tyler Wirvin”

The foregoing is in accordance with our understanding and is accepted by us.

STANTEC INC.

By:	(signed) “Dan Lefaivre”
	Name:	Dan Lefaivre
	Title:	Executive Vice President and Chief Financial Officer

Schedule “A”

Matters to be Addressed in the Corporation’s Canadian Counsel Opinion

(a)	the Corporation is a corporation amalgamated and validly existing under the Canada Business Corporations Act;

(b)	the Corporation has all necessary corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and the Corporation has the requisite corporate power and capacity to execute and deliver this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement and to carry out the transactions contemplated hereby and thereby;

(c)	the Corporation has all necessary corporate power and capacity: (i) to issue and sell the Purchased Receipts, the Over-Allotment Receipts and the Over-Allotment Common Shares (if applicable); and (ii) to grant the Over-Allotment Option;

(d)	the authorized and issued capital of the Corporation;

(e)	the statements in the Registration Statement under “Part II – Information Not Required to be Delivered to Offerees or Purchasers – Indemnification” insofar as such statements summarize legal matters or documents discussed therein, are fair summaries of such legal matters or documents in all material respects;

(f)	the attributes attaching to the Offered Receipts are consistent and conform in all material respects with the description under “Description of Subscription Receipts” in the Canadian Final Prospectus;

(g)	all necessary corporate action having been taken by Corporation to authorize the execution and delivery by the Corporation of this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement and the performance by the Corporation of its obligations hereunder and thereunder and to authorize the issuance, sale and delivery of the Purchased Receipts, Over-Allotment Receipts and the Over-Allotment Common Shares (if applicable) and the grant of the Over-Allotment Option;

(h)	the Offered Receipts have been duly allotted and validly issued as fully-paid and non-assessable Subscription Receipts of the Corporation in accordance with the Subscription Receipt Agreement;

(i)	all necessary actions have been taken by the directors of the Corporation to reserve for issuance the Common Shares issuable upon conversion of the Offered Receipts and such Common Shares will, upon their issuance in accordance with the Subscription Receipt Agreement and the constating documents of the Corporation, be validly authorized and issued and outstanding as fully paid and non-assessable Common Shares;

(j)	all necessary actions have been taken by the directors of the Corporation to reserve for issuance the Over-Allotment Common Shares and such Over-Allotment Common Shares will, upon their issuance in accordance with the Subscription Receipt Agreement and the constating documents of the Corporation, be validly authorized and issued and outstanding as fully paid and non-assessable Common Shares;

(k)	the issuance of Common Shares by the Corporation upon conversion of the Offered Receipts to holders of the Offered Receipts in accordance with the Subscription Receipt Agreement is exempt from the prospectus requirement under Canadian Securities Laws;

(l)	if applicable, the form and terms of any definitive certificates representing the Offered Receipts, the Common Shares and the Over-Allotment Common Shares have been approved by the directors of the Corporation and comply in all material respects with the Canada Business Corporations Act, the articles and by-laws of the Corporation and the rules, policies and by-laws of the TSX;

(m)	if applicable, the delivery of the Offered Receipts, Common Shares or Over-Allotment Common Shares in electronic form does not conflict with the Canada Business Corporations Act or the Articles and by-laws of the Corporation and the rules, policies and by-laws of the TSX;

(n)	all necessary corporate action has been taken by the Corporation to authorize the execution, if applicable, and delivery of each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Supplementary Material and any Marketing Documents and the filing thereof with the Commissions;

(o)	this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement has been duly executed and delivered by the Corporation (to the extent execution and delivery are governed by Alberta law or the federal laws of Canada applicable therein) and each of this Agreement and the Subscription Receipt Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary limitations and qualifications including, but not limited to, bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law;

(p)	the execution and delivery of this Agreement, the Subscription Receipt Agreement and the Acquisition Agreement and the fulfillment of the terms thereof by the Corporation, the offering, issuance, sale and delivery of the Purchased Receipts, the Over-Allotment Receipts and the Over-Allotment Common Shares (if applicable), and the grant of the Over-Allotment Option do not and will not conflict with any of the terms, conditions or provisions of the constating documents of the Corporation, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation (of which counsel is aware) or any applicable corporate or securities laws of Alberta or federal laws applicable therein;

(q)	Computershare Trust Company of Canada has been appointed as the registrar and transfer agent for the Common Shares and the Subscription Receipts and as subscription receipt agent under the Subscription Receipt Agreement;

(r)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained to qualify the Distribution of the Offered Receipts in each of the Qualifying Jurisdictions through Persons who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such Applicable Securities laws;

(s)	subject only to the Additional Listing Conditions, (i) the Offered Receipts have been conditionally accepted for listing on the TSX; (ii) the Common Shares issuable upon conversion of the Offered Receipts have been conditionally accepted for listing on the TSX; and (iii) if applicable, the Over-Allotment Common Shares have been conditionally accepted for listing on the TSX;

(t)	as to the accuracy of the statements under the headings “Eligibility For Investment” and “Certain Canadian Federal Income Tax Considerations” in the Canadian Final Prospectus; and

(u)	the Canadian Final Prospectus, at the time a final receipt was issued therefor, (other than the financial statements, financial schedules and other financial or statistical data included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of Canadian Securities Laws.

Schedule “B”

Form of Opinion to be provided by Corporation’s U.S. Counsel

1.	The Registration Statement was filed on March 29, 2016 was amended on March 30, 2016 and on [●], 2016 and became effective on [●], 2016. The Form F-X of the Corporation, dated March 29, 2016, was filed with the SEC prior to the effectiveness of the Registration Statement. The SEC’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

2.	Each of Stantec Delaware II LLC, Stantec Technology International Inc. and Stantec Holdings (Delaware) III Inc. is validly existing and in good standing under the laws of the State of Delaware.

3.	Each of Stantec Consulting Services Inc. and Stantec Planning and Landscape Architecture P.C. is a subsisting corporation in good standing under the laws of the State of New York.

4.	The statements in the U.S. Final Prospectus under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

5.	The Registration Statement and the U.S. Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, except for the financial statements and other financial data included or incorporated by reference in or omitted from either of them, as to which such counsel expresses no opinion; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act. Such counsel may assume, for purposes of this paragraph, (i) the compliance of the Canadian Final Prospectus with the requirements of Alberta securities laws, as interpreted and applied by the Alberta Securities Commission and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Final Prospectus include all reports or information that in accordance with the requirements of Alberta securities laws, as interpreted and applied by the Alberta Securities Commission, must be made publicly available in connection with the offering of the Offered Receipts.

6.	The issuance and sale of the Offered Receipts by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations thereunder will not violate those laws, rules and regulations of the United States of America (“Applicable Law”), in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement. For purposes of such counsel’s opinion letter, “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph (7) below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Corporation, the Offered Receipts, this Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to this Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

“B” - 1

7.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Corporation under any Applicable Law for the issuance and sale of the Offered Receipts by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations thereunder. For purposes of the opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America.

8.	The Corporation is not and, after giving effect to the offering and sale of the Offered Receipts and the application of their proceeds as described in the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

Such counsel shall also state in a separate letter as follows:

Such counsel has participated in conferences and telephone conversations with representatives of the Underwriters, including their United States and Canadian counsel, officers and other representatives of the Corporation, the independent registered public accountants for the Corporation and Canadian counsel for the Corporation during which conferences and conversations the contents of the Registration Statement and the U.S. Final Prospectus and related matters were discussed and, subject to customary qualifications, confirming that, although such counsel has not undertaken to verify independently, and cannot and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained therein, based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Corporation and its subsidiaries), its understanding of the U.S. federal securities laws and the experience it has gained in its practice thereunder, such counsel advises that its work in connection with this matter did not disclose any information that caused such counsel to believe that (i) at the time it became effective, the Registration Statement included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) at the time the U.S. Final Prospectus was issued or at the Closing Date or the Additional Closing Date, as applicable, the U.S. Final Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of each of (i) and (ii), other than the financial statements, other financial, accounting or statistical data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which such counsel expresses no such belief).

“B” - 2

Schedule “C”

Form of Lock-Up Agreement

April 14, 2016

CIBC World Markets Inc.

RBC Dominion Securities Inc.

BMO Nesbitt Burns Inc.,

National Bank Financial Inc.

TD Securities Inc.

Raymond James Ltd.

HSBC Securities (Canada) Inc.

AltaCorp Capital Inc.

Desjardins Securities Inc.

Scotia Capital Inc.

Wells Fargo Securities Canada, Ltd.

Canaccord Genuity Corp.

Dundee Securities Ltd.

Laurentian Bank Securities Inc.

D.A. Davidson & Co.

KeyBanc Capital Markets Inc.

Re: Stantec Inc. – Lock-Up Agreement

The undersigned, a director or officer of Stantec Inc. (the “Corporation”), understands that CIBC World Markets Inc. (“CIBC”) and RBC Dominion Securities Inc. “RBC” and together with CIBC, the “Lead Underwriters”) and BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc., Raymond James Ltd., HSBC Securities (Canada) Inc., AltaCorp Capital Inc., Desjardins Securities Inc., Scotia Capital Inc., Wells Fargo Securities Canada, Ltd., Canaccord Genuity Corp., Dundee Securities Ltd., Laurentian Bank Securities Inc., D.A. Davidson & Co., and KeyBanc Capital Markets Inc. (together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) have entered into an underwriting agreement with the Corporation providing for a public offering in Canada and the United States (the “Offering”) of subscription receipts of the Corporation. The undersigned also acknowledges that the Underwriters have requested that the undersigned enter into this agreement as a condition of completion of the Offering and that, in consideration of the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the undersigned, the undersigned has agreed to enter into this agreement (the “Lock-Up Agreement”) in favour of the Underwriters.

The undersigned represents and agrees that during the period beginning from the date hereof and ending 90 days from the closing date of the Offering (the “Lock-Up Period”), he, she or it shall not (and shall cause its affiliate not to) directly or indirectly, offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase, make any short sale or otherwise dispose of or monetize any common shares of the Corporation, or any options or warrants to purchase any common shares of the Corporation, or any securities convertible into, exchangeable for, or that represent the right to receive, common shares of the Corporation, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership as set out in Appendix “1” attached hereto (collectively, the “Undersigned’s Securities”), or subsequently acquired, directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned acquires beneficial ownership (together with the Undersigned’s Securities, the “Locked-up Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another Person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

“C” - 1

Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, make any short sale or otherwise dispose of any of the Locked-up Securities, or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Locked-up Securities, whether directly or indirectly, during the Lock-Up Period:

1.	with the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld;

2.	without the consent of the Lead Underwriters, in order for the undersigned to sell, transfer or tender the Locked-up Securities (or any of them) to a bona fide take-over bid made to all holders of common shares of the Corporation or in connection with a merger, business combination, arrangement, consolidation, reorganization, restructuring or similar transaction (a “reorganization”) involving the Corporation; provided, however, that in such case it shall be a condition of the sale, transfer or tender that if such take-over bid or reorganization is not completed during the Lock-Up Period, any Locked-up Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein;

3.	without the consent of the Lead Underwriters, where the undersigned exercises any options or warrants provided that any underlying securities issued by the Corporation on such exercise remain part of the Locked-up Securities for purposes of this Lock-Up Agreement; and

4.	without the consent of the Lead Underwriters, directly or indirectly, (A) pursuant to gifts and transfers by will or intestacy and (B) pursuant to transfers to (i) the undersigned’s members, partners, affiliates, associates or immediate family or (ii) a trust or Registered Retirement Savings Plan, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family; provided in each such case that, as a pre-condition to (A) and (B) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. “Immediate family” shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor’s spouse.

“C” - 2

The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Underwriters and their legal representatives, successors and assigns. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the parties hereto hereby agree to attorn to the non-exclusive jurisdictions of the court of the Province of Alberta in connection with any dispute or claim hereunder.

DATED this 14th day of April, 2016

Witness	[Name of Director/Officer]

Appendix “1” to the Lock-Up Agreement

Undersigned’s Current Security Holdings Of

Stantec Inc.

The undersigned hereby confirms that the undersigned owns, directly or indirectly, or has control or direction over the following securities of the Corporation:

Common Shares:

Options:

Warrants: